Exhibit 21

Subsidiaries

Company Name

Domicile

AFD, Inc. *	Illinois
ALFS, Inc.	Delaware
ALIC Reinsurance Company	South Carolina
Allstate Assignment Company	Nebraska
Allstate Assurance Company	Illinois
Allstate Bank	Federal Jurisdiction
Allstate California Holdings, LLC	Delaware
Allstate California Insurance Company	California
Allstate County Mutual Insurance	Texas
Allstate Distributors, L.L.C.	Delaware
Allstate Financial Advisors, LLC	Delaware
Allstate Financial Corporation	Illinois
Allstate Financial Services, LLC †	Delaware
Allstate Financial , LLC	Delaware
Allstate Fire and Casualty Insurance	Illinois
Allstate Floridian Indemnity Company	Illinois
Allstate Floridian Insurance Company	Illinois
Allstate Holdings, LLC	Delaware
Allstate Indemnity Company	Illinois
Allstate Insurance Company	Illinois
Allstate Insurance Company of Canada	Canada
Allstate International Insurance Holdings, Inc.	Delaware
Allstate Investment Management Company	Delaware
Allstate Investments, LLC	Delaware
Allstate Life Insurance Company	Illinois
Allstate Life Insurance Company of Canada	Canada
Allstate Life Insurance Company of New York	New York
Allstate Motor Club of Canada Inc.	Canada
Allstate Motor Club, Inc.	Delaware
Allstate New Jersey Insurance Company	Illinois
Allstate Non-Insurance Holdings, Inc.	Delaware
Allstate North American Insurance Company	Illinois
Allstate Property and Casualty Insurance Company	Illinois
Allstate Reinsurance Ltd.	Bermuda
Allstate Settlement Corporation	Nebraska
Allstate Texas Lloyd’s	Texas
Allstate Texas Lloyd’s, Inc.	Texas
American Heritage Life Insurance Company	Florida
American Heritage Life Investment Corporation	Delaware

* Doing business as AFD Agency in Alabama, California, Massachusetts, New York and Ohio

† Doing business as LSA Securities in Pennsylvania

Company Name	Domicile
American Heritage Service Company	Florida
Bob Thompson Enterprises, Inc.	Pennsylvania
Champion’s Pride Electronics and Trim, Inc.	Texas
Charter National Life Insurance Company	Illinois
Concord Heritage Life Insurance Company, Inc.	New Hampshire
Deerbrook General Agency, Inc.	Texas
Deerbrook Insurance Company	Illinois
E.R.J. Insurance Group, Inc. ‡	Florida
Encompass Financial Group, LLC	Delaware
Encompass Floridian Indemnity Company	Illinois
Encompass Floridian Insurance Company	Illinois
Encompass Indemnity Company	Illinois
Encompass Insurance Company	Illinois
Encompass Insurance Company of New Jersey	Illinois
Fidelity International Company Limited	Bahamas
Fidelity International Insurance Company Limited	Bahamas
First Colonial Insurance Company	Florida
Intramerica Life Insurance Company	New York
Ivantage Select Agency, Inc.	Illinois
JSI Collision Centers, Inc.	Ohio
KSL Marketing Inc.	Pennsylvania
Kennett Capital, Inc.	Delaware
Keystone State Life Insurance Company	Pennsylvania
Lincoln Benefit Life Company	Nebraska
New Jersey Holdings, LLC	Delaware
Northbrook Holdings, LLC	Nebraska
Northbrook Indemnity Company	Illinois
Northbrook Services, Inc.	Delaware
Northbrook Technology of Northern Ireland, Limited	Northern Ireland
Pacific Painters, Inc.	Texas
Pafco Insurance Company	Canada
Pembridge America Inc.	Florida
Pembridge Insurance Company	Canada
Roadway Protection Auto Club, Inc.	Delaware
Sterling Collision Centers, Inc.	Delaware
Surety Life Insurance Company	Nebraska
Tech-Cor, LLC	Delaware
Westborn Collision, Inc.	Michigan

‡ Doing business as American Heritage Insurance Service, ERJ Enterprises and ERJ Financial Services in Florida